Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

MANUFACTURING, SUPPLY AND LICENSE AGREEMENT

THIS MANUFACTURING, SUPPLY AND LICENSE AGREEMENT (the “Agreement”) is made and entered into as of  December 31, 2012 by and between Biotest Pharmaceuticals Corporation, a Delaware corporation, having a place of business at 5800 Park of Commerce Boulevard NW, Boca Raton, Florida 33487 (“BPC”) and ADMA Biologics, Inc., a Delaware corporation, having a place of business at 65 Commerce Way, Hackensack, New Jersey 07601 (“ADMA”).  BPC and ADMA are each sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, BPC (by virtue of assignment from Nabi Biopharmaceuticals) and ADMA previously entered into a certain Manufacturing Agreement, effective October 23, 2006 and Letter Agreement, dated January 26, 2007, as amended (the “Prior Agreement”) whereby BPC would manufacture and supply Respiratory syncytial virus (“RSV”)  Immune Globulin manufactured from human plasma containing RSV antibodies, including any conformance Lots;

WHEREAS, the Prior Agreement expires December 31, 2012 and the Parties wish to enter into a new agreement effective January 1, 2013 (the “Effective Date”); and

WHEREAS, BPC has developed a certain purification and fractionation manufacturing processes for Intravenous Immune Globulin (“IVIG”);

WHEREAS, the Parties also wish to enter into a license agreement whereby BPC would license certain of its rights to ADMA for the use in the manufacture of the Product (as defined below) in return for royalty payments; and

WHEREAS, all manufacturing services to be performed by BPC for ADMA on or after the Effective Date will be subject to the terms and conditions of this Agreement.

PROVISIONS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, ADMA and BPC agree as follows:

ARTICLE 1.  DEFINITIONS

1.1            “Act” means the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. § 321 et seq.), and the regulations promulgated thereunder.

1.2           “Additional Quantities” shall have the meaning set forth in Section 2.2.

1.3           “Affiliate” means any Person that controls, is controlled by, or is under common control with another Person.

1.4           “Agreement” shall have the meaning set forth in the preamble.

1.5             “BPC Technology” shall mean all rights, know-how, ideas, concepts, techniques, inventions, discoveries, improvements, systems, procedures, methods, designs, programs, software, drawings, specifications, trade secrets  and other intellectual property rights developed by BPC, outside the scope of this Agreement, without reference to, use or knowledge of ADMA’s Confidential Information, regarding BPC’s proprietary purification and fractionation manufacturing processes for IVIG, including but not limited to, validation studies, qualification studies, viral reduction studies, standard operating procedures, the processes used to procure FDA approval for IVIG manufacturing and any additional data in BPC’s possession that is required by any U.S. regulatory authority, which does not include ADMA’s Confidential Information, to the extent required for FDA approval and continued licensure of ADMA’s Finished Product.

1.6           “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by law, executive order, or governmental decree to remain closed.

1.7           “By-Products" means [***], such as, but not limited to, [***] produced as part of, or recovered from, the manufacturing process for the Product.

1.8            “cGMP” means current Good Manufacturing Practice regulations promulgated by the FDA, as amended (21 C.F.R. Parts 210-211).

1.9           “Confidential Information” shall have the meaning set forth in Section 6.1.

1.10           [***] shall mean the increase or decrease (if any) in the [***] published [***] for the prior [***] period.

1.11           “Critical Deviation” shall mean a deviation that is likely to result in a hazardous or unsafe condition for individuals using the Product.  A Critical Deviation affects the quality, strength, purity, identity, and/or integrity of the Lot.

1.12           “Defective Product” shall have the meaning set forth in Section 2.6.

1.13           “Deficiency” shall have the meaning set forth in Section 2.3.

1.14           “Deviation” shall mean departure from an established procedure or specification, which may directly affect a product, material, process, or system requirement.  This includes but is not limited to SOPs, PQs, Analytical Method Protocols, IPARs, Specifications, Master Batch Production Records (BPRs), etc.  These Deviations are not anticipated and/or may be related to an error, failure or malfunction, and are documented at the time of occurrence or after the occurrence.

1.15           “Effective Date” shall have the meaning set forth in the preamble.

1.16           “Executed Batch Record” means an executed batch record for a batch of Product, including a certificate of analysis and any associated deviations or investigation reports.

1.17           “Facility” means BPC’s Boca Raton facility.

1.18           “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.19           “Final Forecast” shall have the meaning set forth in Section 2.3.

1.20           “Finished Product” shall mean the filled, packaged and labeled RSV (Respiratory syncytial virus) Immune Globulin manufactured from human plasma containing RSV antibodies.

1.21           “Firm Purchase Commitment” shall have the meaning set forth in Section 2.3.

1.22           “Indemnitee” shall have the meaning set forth in Section 7.

1.23           “Indemnitor” shall have the meaning set forth in Section 7.

1.24           ”Latent Defect” shall have the meaning set forth in Section 2.5.

1.25           “Long Term Forecast” shall have the meaning set forth in Section 2.2.

1.26           “Lot” shall mean Product resulting from processing an approximately [***] liter batch of Plasma, as specified in the purchase order and as accepted by BPC.

1.27           “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

1.28           “Plasma” means human plasma containing RSV antibodies.

1.29           “Product Price” shall mean the price of one Lot of Product.

1.30           “Product” means RSV (Respiratory syncytial virus) Immune Globulin bulk drug substance manufactured from human plasma containing RSV antibodies. For avoidance of doubt, Product does not include any other fractions or by-products.

1.31           “Quality Agreement” means that certain Quality Agreement between BPC and ADMA as set forth in Exhibit A, to be attached hereto.

1.32           “Regulatory Approval” means any and all approvals (including drug approvals), licenses, registrations, or authorizations by the FDA.

1.33           “Regulatory Authority” means the FDA.

1.34           "Revenues" means (a) the sum of all revenues and payments received by, due to or billed by ADMA, including its subsidiaries, affiliates, employees, representatives, licensees, successors and assigns or any other company or person at the request of ADMA, for the sale of Product or Finished Product, less (b) any amounts paid, credited or deducted by ADMA for (i) discounts, customary in the trade, for quantity purchases, but excluding promotional advertising, (ii) free goods, (iii)  refunds for damaged Finished Product, (iv) sales, value added, excise and use taxes imposed by a governmental authority on Finished Product sales,  (v) any government rebates, (vi) any Medicare payments, (vii) any Medicaid payments, (viii) any payments associated with the U.S. Department of Health and Human Services - Health Resources and Services Administration 340B Drug Pricing Program, (x) any other reductions to payments received by ADMA for any of its drug products that relate to the Healthcare Affordability Act, (xi) any other similar and customary deduction, all determined in accordance with ADMA’s revenue recognition policy and generally accepted accounting principles consistently applied and (xii) less the pro-rated Product Price. For the purposes of this paragraph, payments include the fair market value of the Finished Product or any other thing or service of value which is received in lieu of cash.  Further, where transfers have been made between ADMA and an affiliated party, such Finished Product is not deemed to have been sold until the Finished Product is sold to an independent purchaser, in an arm’s length transaction between unrelated parties. In no event shall the Revenues associated with a particular transaction or series of transactions be less than the fair market value of ADMA’s contribution to the transaction or series of transactions.  Nothing in this paragraph shall be construed as expanding, or limiting the limitations on, the scope of this Agreement.

1.35           “Royalty Payments” means the amounts corresponding to a percentage of Revenues, as set forth in Section 4.1.

1.36           “Specifications” means the specifications for the Product set forth in Exhibit B attached hereto.  Exhibit B may be amended from time to time upon the written agreement of BPC and ADMA.

ARTICLE 2.  SUPPLY OF PRODUCT

2.1           Supply of Product.

(a)           Subject to the terms and conditions of this Agreement, ADMA shall purchase exclusively from BPC, ADMA’s worldwide requirements of the Product.

(b)           All Product supplied to ADMA shall be in bulk form as set forth in the Specifications in Exhibit B and any additional specifications that may be mutually agreed upon in writing by the Parties, and shall include, without limitation, all Product yield.

(c)           Except to the extent the Parties may otherwise agree with respect to a particular shipment, the Product shall be ordered pursuant to section 2.3.

(d)           BPC shall supply the Product resulting from processing of [***] liters, or if requested by ADMA, [***] liters, as specified in the Purchase Order, of Plasma supplied by ADMA and shall deliver such Product to ADMA within [***] of the delivery dates specified in such purchase order.  There shall be a purchase order for each Lot.

(e)           All Product will be packaged, in bulk, in accordance with ADMA’s requirements, as set forth in Exhibit “C”.

(f)           All Product shall be delivered to ADMA’s designated carrier at the Facility.

(g)           In the event the Purchase Order, as defined below, conflicts with or adds to the Specifications in Exhibit B, the Specifications shall prevail, unless otherwise agreed to in writing by the Parties.  In the event that any terms of a Purchase Order conflict with or add to the Agreement, the Agreement shall prevail unless otherwise agreed to in writing by the Parties.  ADMA shall purchase and BPC shall supply a minimum of [***] during each calendar year after the Finished Product is approved by the FDA, provided, however, that if ADMA requests any additional Lots during any calendar year, during the Term of this Agreement, after the Finished Product is approved by the FDA, BPC agrees to manufacture and supply to ADMA a minimum of [***] of the Product in each calendar year after receipt of Regulatory Approval for the Finished Product.

(h)           Notwithstanding anything to the contrary in this Agreement, to the extent that BPC is unable to supply Product in the quantities as ordered by ADMA pursuant to a Firm Purchase Order, during any annual period, BPC shall provide prompt notification to ADMA of such and ADMA shall have the right to seek regulatory approval for an alternative facility to manufacture the Product.  Upon obtaining regulatory approval for the alternative facility, thereafter ADMA shall have the right to manufacture and/or purchase [***] of its annual Product requirements, as set forth in the Final Forecast, from the alternative facility during each annual period.  All Products produced at the alternative facility shall be subject to the Royalty obligations pursuant to Article 4 and as set forth hereunder.

2.2           Annual Forecast.

(a)           No later than [***] of each calendar year, ADMA shall provide BPC with a preliminary estimate for its desired Product requirements and manufacturing schedule for the following year.  No later than [***] of each calendar year, ADMA shall provide updated and final annual Product requirements and the manufacturing schedule for the following year (“Final Forecast”).

(b)           BPC shall provide in writing, within [***] from receipt of ADMA’s Final Forecast, confirmation of its ability to accommodate ADMA’s Product requirements and manufacturing schedule or otherwise propose an alternate schedule.  Notwithstanding anything to the contrary, BPC agrees to use commercially reasonable efforts to accommodate ADMA’s Final Forecast.

(c)           Notwithstanding anything to the contrary in Section 2.3 below or any other provision in this Agreement, BPC agrees to use commercially reasonable efforts to manufacture up to [***] of the prior calendar year’s volume of Product purchased by ADMA.  Further, BPC agrees to use commercially reasonable efforts to manufacture in excess of [***] of the prior calendar year’s volume of Product purchased by ADMA, provided that:

i.	ADMA delivers to BPC, its preliminary estimate for its desired Product requirements and manufacturing schedule for the following year no later than [***] of the prior calendar year; and

ii.
ADMA delivers to BPC, a Firm Purchase Order for one-half of the preliminary estimate referenced in Section 2.2 (i) for its desired Product requirements and manufacturing schedule for the following year, no later than [***] of the prior calendar year; and

iii.
ADMA delivers to BPC, a Firm Purchase Order for remainder of the preliminary estimate referenced in Section 2.2 (i) for its desired Product requirements and manufacturing schedule for the following year, no later than [***] of the prior calendar year; and

(d)           If BPC is unable to manufacture its own IgG product in its Facility and is relocating the manufacture of its IgG products to another facility, then BPC will use commercially reasonable efforts to assist ADMA in relocating the manufacturing of the Product to such new facility.  However, if BPC resumes manufacturing its IgG products at the Facility then the manufacturing of the ADMA Products shall also resume at the Facility.

2.3 Firm Purchase Commitment.

(a)           ADMA shall, on or before [***] of each calendar year during the term of this Agreement, provide BPC with a binding purchase order (the “First Purchase Order”) for Product to be manufactured and delivered in the first two calendar quarters of the following calendar year, with an estimated quarterly volume breakdown and Product delivery dates.   ADMA shall, on or before [***] of each calendar year during the term of this Agreement, provide BPC with a binding purchase order (the “Second Purchase Order”) for Product to be manufactured and delivered in the last two calendar quarters of such calendar year, with an estimated quarterly volume breakdown and Product delivery dates. Each of the First Purchase Order and the Second Purchase Order is also referred to herein as a “Purchase Order.”  All Purchase Orders shall be in Lot increments

(b)           BPC shall confirm its acceptance of each Purchase Order in writing (the “Confirmation”) within [***] from the receipt of such Purchase Order. Such Purchase Order shall thereupon be binding on the parties (a “Firm Purchase Commitment”).

(c)           In the event that ADMA fails to purchase the aggregate quantity stated in the two Firm Purchase Commitments during any calendar year, then, at the end of the calendar year to which such Firm Purchase Commitments relate, BPC shall invoice ADMA and ADMA shall be obligated to pay BPC the difference between ordered Product and Product committed in such Firm Purchase Commitments to be purchased (“Deficiency”), provided, however, that if the total of the two Firm Purchase Commitments during any calendar year is more than [***] ADMA will not be obligated to pay for [***] of such Deficiency. The foregoing will not apply to the extent the parties agree differently in writing.

[***]

[***]

(d)           Notwithstanding anything to the contrary,  either ADMA or BPC may elect to delay [***] under a Firm Purchase Commitment until the next calendar year without penalty.

2.4           Materials/Lead Times.  The Plasma and equipment necessary to transport the Product will be provided by ADMA, at least [***] prior to the date of manufacture of the Product by BPC unless otherwise agreed to by the parties in writing.

2.5           Acceptance; Right to Reject the Product

(a)           Before shipment of any Product, BPC shall deliver to ADMA the Executed Batch Record as well as a short form Certificate of Analysis (“Short Form CoA”).  The Short Form CoA shall be completed in accordance with [***] or any revisions thereof. A sample Short Form CoA is attached hereto as Exhibit “D”.  Within [***] after receipt of such Executed Batch Record, ADMA shall have the right to reject the delivery of any Product if the Executed Batch Record shows any Critical Deviation from the Specifications

(b)           In the event BPC has a reasonable basis to dispute any Product rejection by ADMA, BPC shall give ADMA prompt written notice of such dispute. Samples of the Product in question shall be submitted promptly to an independent testing laboratory, mutually agreed to by both Parties or selected by an independent third party agreed to by both Parties, for a retest of the results.  Such retest shall be binding on the Parties and the Party found to be in error shall pay all retesting costs.

(c)           Any Product not so rejected within said [***] period shall be deemed accepted, except with respect to Latent Defects (as defined below).

(d)           Notwithstanding anything to the contrary, if a portion or all of any shipment of Product has a Latent Defect that renders such Product a Defective Product prior to the expiry date of such Product and that (a) was not reasonably discoverable within the inspection period specified in this Section 2.5 and (b) was attributable to BPC’s manufacture and/or supply and (iii) did not occur after receipt of such Product by ADMA as described in Section 2.5 (each such defect, a “Latent Defect”), ADMA shall promptly, and in no event more than [***] after the discovery or notification of such Latent Defect, notify BPC of such Latent Defect. If BPC accepts ADMA’s determination that the Product is a Defective Product or that the Product contains a Latent Defect, then ADMA shall be entitled to the remedies set forth in Section 2.6 hereof. If BPC does not accept ADMA’s determination that the Product is a Defective Product or that the Product contains a Latent Defect and ADMA does not accept BPC’s conclusion, then BPC and ADMA shall jointly select an independent third party (“Third Party”) to determine whether it conforms to the Specifications or contains a Latent Defect, as applicable. The parties agree that such Third Party’s determination shall be final. If the Third Party rules that the Product conformed to the Specifications as of the time the Product was delivered to ADMA or that the Product does not contain a Latent Defect, as applicable, then ADMA shall be deemed to have accepted the Product at the agreed upon price and ADMA shall bear the cost of such independent Third Party determination. If the Third Party rules that the Product did not conform to the Specifications at the time the Product was delivered to ADMA or that the Product contains a Latent Defect, then ADMA shall be entitled to the remedies set forth in Section 2.6 hereof and BPC shall bear the cost of such independent Third Party determination.

2.6           Remedies for Non-Conforming Product.  In the event that BPC agrees that any Product rejected by ADMA is non-conforming solely as a result of the default, error, gross negligence or willful misconduct of BPC or the independent testing laboratory, referred to in Section 2.5, determines that the Product is non-conforming because of non-compliance with the Specifications solely as a result of the default, error,  gross negligence or willful misconduct of BPC (“Defective Product), [***] pursuant to the  Plasma Purchase Agreement between the Parties, with an effective date of November 17, 2011, as amended, provided however, that [***] shall provide the [***] for the [***].  If a Lot of Product fails to meet Specifications due [***].

2.7           Modifications; Improvements; Intellectual Property.

(a)           Any improvement or modification to the manufacturing process for the Product developed or implemented by BPC during the term of this Agreement shall be the sole property of BPC and shall constitute Confidential Information of BPC.  BPC agrees to provide access to such improvements or modifications to the manufacturing process for the Product to ADMA under the applicable terms and conditions of this Agreement during the term of this Agreement for no additional cost to ADMA unless mutually agreed to in writing by the parties, provided that the improvement or modification is required for FDA approval and continued licensure of ADMA’s Finished Product.

(b)           BPC agrees to that it will not make any material change or modification to the manufacturing process for the Product that would significantly reduce Product yield from currently obtained volumes, or negatively affect potency, purity or safety, unless the change or modification is required by the FDA or any other governmental agency.

(c)           BPC agrees that during the Term hereof, it will not manufacture Product for any other entity (including BPC, Biotest and any Affiliates, as defined below) for sale or distribution in North America, other than Product produced on behalf of ADMA hereunder. BPC states that neither it nor any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, BPC (collectively “Affiliates”) as of the date hereof manufacture Product (i) for any other unrelated third party entity or (ii) for its or their own use, other than as set forth in an agreement between the Parties.  Notwithstanding the foregoing,   throughout the Term hereof, BPC shall have the right to produce Product on behalf of its parent entity, Biotest AG ("Biotest") and its Affiliates to the extent that Biotest and its Affiliates are permitted to commercialize, distribute and sell Product under the terms of that certain License Agreement of even date herewith by and between ADMA and Biotest, but under no circumstances, with respect to the production of Product for distribution and sale in North America until such time that this Agreement expires or terminates.

(d)           BPC hereby grants a limited license to ADMA to use BPC Technology in the manufacturing of the Product.  BPC shall furthermore provide to ADMA ongoing support with respect to regulatory matters, Product quality, Product recalls, Product complaints, and other Product support, all as further provided in the Quality Agreement, upon ADMA’s request as Additional Services set forth in Section 3.6 at the rate of [***] per hour.

2.8           Regulatory Compliance.  ADMA shall be responsible for compliance with legal and regulatory requirements applicable to the manufacture, packaging, marketing, sale, and distribution of the Product.  BPC shall be responsible for compliance with legal and regulatory requirements applicable to the Facility and for manufacture of the Product.  Each Party shall notify the other within a reasonable amount of time (such time not to exceed [***] after any regulatory contact or correspondence with respect to the Product and shall cooperate fully with one another in the handling of such matter.  Each Party shall keep the other regularly informed as to regulatory developments relating to this Agreement or to the Product of which it becomes aware.

2.9           Product Complaints.  BPC shall cooperate with ADMA in responding to all Product complaints, medical complaints, and adverse drug experience reports involving the Finished Product as set forth in more detail in the Quality Agreement.

2.10           Product Recalls.  BPC shall cooperate with ADMA in the event of any Finished Product recall.  In addition, each Party shall maintain appropriate records to administer a Finished Product recall and shall provide any information which the other Party shall reasonably request in order to administer a recall.

2.11           Title and Risk of Loss.  Title to and risk of loss for each shipment of Product shall pass to ADMA upon delivery of Product to ADMA’s designated carrier at Facility.

2.12           Storage and Delivery.  BPC shall not be required to store any Product for more than [***] after ADMA has approved or has been deemed to have approved the Executed Batch Record. BPC may assess reasonable storage charges for any Product stored for longer than [***].  After a [***] period, the parties agree that all risk of loss of or damage to the Product shall pass on to ADMA.

2.13           Right to Audit. ADMA shall have access to BPC's facilities as outlined in the audit section of the Quality Agreement.

2.14           Quality Agreement. The respective quality representatives of the Parties shall meet and negotiate in good faith a quality agreement, to be signed by authorized representatives of each Party within sixty (60) days after the execution of this Agreement (“Quality Agreement”).

2.15           Adverse Events.  Each Party agrees to comply with the procedures set forth herein regarding the reporting of adverse events as outlined in the Quality Agreement.

2.16           Regulatory Documentation.                                                      During the term of this Agreement, (i) ADMA will be permitted to cross-reference information and/or data contained in BPC’s Investigational New Drug (“IND”) application and their Biologics License Application (“BLA”) as it relates to the Chemistry, Manufacturing and Control section of BPC’s BLA (“CMC information”) and (ii) BPC will provide a cross-reference letter to FDA regarding the CMC information, upon ADMA’s request. Additionally,  BPC shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such agreements, documents, and instruments, as may be necessary under, or as ADMA may reasonably request in connection with the CMC information.  Upon reasonable written request by ADMA, BPC shall not unreasonably refuse to provide such additional information or cross-reference letter to the FDA relating to information required by the FDA with respect to the Product or Finished Product or approval thereof.

ARTICLE 3.  PAYMENTS FOR PRODUCT

3.1           Product Price.  BPC shall sell the Product to ADMA and ADMA shall purchase the Product from BPC at an initial price of [***] per [***] liter Lot.  Should ADMA elect at its option to request Product resulting from processing an approximately [***] liter batch of Plasma, the price for the first [***] liters shall be [***] and the price for the second [***] liters shall be [***].  All pricing is in US dollars. All delivery terms for the Product shall be F.O.B. the Facility.  For avoidance of doubt, the Product Price does not include stability and other testing services, which will be covered under a separate agreement between the parties.

3.2           Annual Increase.  After January 1, 2014, and on each January 1st thereafter, the pricing for the Product will be the price in effect as of December 31 of the previous year, [***].  Notwithstanding the foregoing, in the event that at any time under the Agreement, BPC can demonstrate to ADMA’s reasonable satisfaction, that during any calendar year it has sustained significant (i.e. more than [***] per annum) increases in its costs and fees in connection with the manufacturing of the Product, pricing for the Product may be adjusted by BPC accordingly, subject to not less than [***] prior written notice to ADMA.  In such case, ADMA shall have the right to make reasonable requests for additional documentation from BPC relevant to such increases and BPC shall promptly supply such documentation.

3.3           Required Change. In the event one or more new government regulation, required test, quality procedure or change in the Specifications requested by ADMA  (any of the foregoing being a “Required Change”) is required but is not contemplated in this Agreement and results in an increase to BPC’s  actual costs to manufacture and supply the Product, both Parties shall re-negotiate the change in the purchase price in good faith within [***] of the Required Change, which shall be retroactive to the effective date of the Required Change.

3.4           Taxes.  The Product Price does not include sales, use, consumption, or excise taxes of any taxing authority.  The amount of such taxes, if any, shall be added to the Product Price in effect at the time of shipment and shall be separately itemized in the invoices submitted to ADMA by BPC pursuant to this Agreement.

3.5           Invoicing.  At the time of each shipment of Product hereunder, BPC shall invoice ADMA, and ADMA shall pay such invoice within [***] from the date of such invoice.  All undisputed amounts not paid when due shall be subject to interest at the rate of [***] per month (or such other amount, as shall not exceed the maximum rate permitted by law).  All payments due hereunder to BPC shall be sent to BPC at the times set forth herein by check or wire transfer to such accounts as BPC may designate to ADMA.

Invoices to ADMA, shall be directed to:

Attn: Accounts Payable
ADMA Biologics, Inc.
65 Commerce Way
Hackensack, NJ  07601

Inquiries and correspondence regarding payment should be directed to:

Accounts Payable
ADMA Biologics
65 Commerce Way
Hackensack, NJ  07601
Fax:  201-478-5553

3.6           Additional Services.  At ADMA’s written request, BPC may provide preparation of batch records and specifications, validation work, and regulatory support at the rate of [***] per hour, plus any necessary travel and out of pocket expenses. Any Additional Services must be agreed to by the parties before the commencement of any Additional Services.  Notwithstanding the foregoing, BPC agrees to provide preparation of the batch records and specifications for the first Lot manufactured under this Agreement at no cost to ADMA.

ARTICLE 4.  ROYALTIES/CLINICAL DATA ON FINISHED PRODUCT

4.1           Royalty Payments.  ADMA agrees to pay a royalty to BPC in an amount equal to [***] of Revenues (“Actual Royalties”) from the sale of Product and Finished Product by ADMA.  The parties agree that the total Royalty Payments to be paid by ADMA to BPC relating to sales of the Product and Finished Product will not exceed a cumulative total of [***]  (the “Maximum Royalty Payment”).  Once the cumulative amount of Royalty Payments reach the Maximum Royalty Payment, ADMA will be deemed to and will have met all of its royalty obligations under this Agreement and forever, and ADMA will have no further royalty obligations to BPC relating to the Products, Finished Products or technology covered by this Agreement.

4.2                Quarterly Royalty Payments and Reports.

(a)           Within [***] after the end of each calendar quarter (i.e., within [***] after March 31, June 30, September 30 and December 31) during the term of this Agreement, ADMA shall provide BPC with a preliminary report certified by a duly authorized officer of ADMA (the "Preliminary Royalty Report") which shall identify this Agreement and include the information set forth in Schedule A as well as any other information BPC may reasonably require from time to time.

(b)           Within [***] after the end of each calendar quarter (i.e., within [***] after March 31, June 30, September 30 and December 31) during the term of this Agreement, ADMA shall provide BPC with a final report certified by a duly authorized officer of ADMA (the "Final Royalty Report") which shall identify this Agreement and include the information set forth in Schedule A as well as any other information BPC may reasonably require from time to time.

(c)           Within [***] after the end of each calendar quarter (i.e., within [***] after March 31, June 30, September 30 and December 31) during the term of this Agreement, ADMA shall pay BPC the total Actual Royalties accrued during such calendar quarter.

(d)  BPC shall have the right to audit with reasonable notice ADMA’s books and records as it relates to Revenue and Actual Royalties, which right BPC may not exercise more than once annually.  Access to ADMA’s records shall be provided to BPC within [***] from BPC’s request to perform an audit. Should such an audit indicate that, in any of ADMA’s statements, the Revenues and Actual Royalties have been understated, and ADMA agrees to the understatement, then ADMA agrees to pay the difference between the understated amount and the actual amount owed to BPC within [***] from receipt of written notice from BPC of the under payment.  If the audit indicates that Revenues and Actual Royalties have been understated by more than a [***] variance and ADMA agrees to the understatement, then ADMA shall pay to BPC the reasonable cost of such an audit, the amount of the understatement, and interest on the understated Royalty Payment in an amount at the rate of interest of [***] per annum within [***] from ADMA’s agreement as to the understatement.

4.3            Accrual.  Actual Royalties shall accrue from the date of ADMA’s recognition of Revenues.

4.4           Method of Payment and Reporting.  As per Article 3.4, all royalty payments shall be made to BPC by wire transfer to such accounts as BPC may designate to ADMA.  Quarterly Royalty Reports shall be addressed to BPC Corporate Controller.

4.5            Survival.  ADMA agrees that Royalty payments shall be made in connection with sales of all Finished Product, including sales of the Finished Product that may occur after the expiration of the Term of this Agreement up to the maximum, cumulative Royalty Payment of [***].  Under no circumstances do the Actual Royalties or Royalty Payments give BPC any right, title or interest to any of ADMA’s confidential or proprietary information, trade secrets, know-how or equity ownership in the Product, Finished Product or in ADMA or any of its affiliates.

4.6           During the term of this Agreement, (i) BPC will be permitted to cross-reference information and/or data contained in ADMA’s Investigational New Drug (“IND”) application and Biologics License Application (“BLA”) as it relates to the Finished Product’s infusion rate; (ii) ADMA will provide a cross-reference letter to FDA regarding the infusion rate information and/or data, upon BPC’s request; (iii) ADMA shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such agreements, documents, and instruments, as may be necessary in this regard; and (iv) ADMA will provide BPC with information and/or data related to the infusion rate on any completed or ongoing studies.
Upon reasonable written request by BPC, ADMA shall not unreasonably refuse to provide such additional information or cross-reference letter to the FDA relating to information required by the FDA with respect to the infusion rate.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1           Organization and Authority of BPC.  BPC represents and warrants to ADMA that BPC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

5.2           Warranties by BPC.  BPC further represents and warrants to ADMA that all Product delivered to ADMA by BPC shall, upon delivery to ADMA’s carrier, (a)  conform to the Specifications, as then in effect, including but not limited to the manufacturing procedures, in-process controls, testing, and storage and other conditions set forth in the Specifications, and (b) be manufactured in accordance with cGMP, applicable FDA CFR regulations, BPC’s standard operating procedures and any other applicable laws or regulations.

5.3           Non-Infringement.  BPC represents and warrants to ADMA that the manufacturing process or BPC technology provided by BPC hereunder shall not infringe or violate any third party intellectual property rights and that BPC’s actions hereunder are not based on a misappropriation of any third party intellectual property or other rights.

5.4           Compliance with Regulations/Etc.  BPC further represents and warrants to ADMA that (a) the manufacture of the Product shall comply with regulatory requirements and applicable law, rules, and regulations, and that BPC will maintain all obligations with respect thereto; and (b) BPC will comply with applicable law and that it will keep ADMA fully informed of any development which would affect the Product.

5.5           During the term of this Agreement, BPC, in its sole discretion, may sponsor ADMA’s plasma centers for purposes of obtaining German Health Authority (“GHA”) Certifications (“Sponsor Period”).   In the event BPC elects to sponsor ADMA’s plasma centers, for purposes of obtaining German Health Authority (“GHA”) Certifications, then ADMA shall be obligated to maintain such certifications during the Sponsor Period.

5.6           DISCLAIMER BY BPC.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, BPC EXPRESSLY DISCLAIMS (A) ANY WARRANTY THAT THE PRODUCT (I) WILL BE MERCHANTABLE OR (II) WILL BE FIT FOR ANY PARTICULAR PURPOSE AND (B) ANY OTHER WARRANTIES WITH RESPECT TO THE SALE, DISTRIBUTION, OR USE OF PRODUCT, EXPRESS OR IMPLIED.

5.7            Organization and Authority of ADMA.  ADMA represents and warrants to BPC that ADMA is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

5.8           Compliance with Regulations/Etc.  ADMA further represents and warrants to BPC that:

(a)           the filling, labeling, packaging, distribution, marketing, and sale of the Finished Product shall comply with regulatory requirements and applicable law, and that ADMA will maintain all obligations with respect thereto;

(b)           ADMA will comply with applicable law and that it will keep BPC fully informed of any development which would affect BPC’s production of the Product hereunder;

(c)           in the event ADMA ships Product outside of the United States, ADMA will comply fully with all export administration and control laws and regulations of the United States government as may be applicable to the export, resale or other disposition of any Product purchased from BPC; and

(d)           ADMA represents, warrants and agrees that any and all Plasma and any production processes provided or specified by ADMA shall be collected, produced and delivered in accordance with all specifications, applicable local, state and national laws, regulations,  regulatory approvals and permits, including but not limited to FDA, iQPP, CLIA, required state licensing.

ARTICLE 6.  COVENANTS

6.1           Confidential Information.

(a)           It is recognized by the Parties that during the term of this Agreement and the Quality Agreement the Parties may exchange Confidential Information (as hereinafter defined).  BPC shall not disclose Confidential Information received from ADMA and shall not use Confidential Information disclosed to it by ADMA for BPC’s benefit (other than in the performance of its obligations hereunder) or for the benefit of any third person; provided, however, that BPC may disclose Confidential Information to a third party in the performance of its obligations hereunder if such third party agrees in writing to be bound by the confidentiality obligations set forth in this Agreement.  ADMA shall not disclose Confidential Information received from BPC and shall not use Confidential Information disclosed to it by BPC for ADMA’s benefit (other than in the performance of its obligations hereunder) or for the benefit of any third person; provided, however, that ADMA may disclose Confidential Information to a third party in the performance of its obligations hereunder if such third party agrees in writing to be bound by the confidentiality obligations set forth in this Agreement.  Each Party agrees that Confidential Information provided to the other Party shall only be shown to persons who have a need to see it in order for the Party to carry out its obligations hereunder.  Upon termination or expiration of this Agreement, each Party agrees to (i) return all copies of Confidential Information to the Party who provided it, and (ii) destroy all copies of any and all materials created by such Party based on the Confidential Information.  Each Party shall provide written certification of its compliance with its obligations relating to the return and/or destruction of Confidential Information, unless required to be retained by a government agency.

(b)           For purposes of this Agreement, “Confidential Information” means any information of a sensitive or proprietary nature, including, without limitation, know-how, trade secrets, information, technology, inventions (whether patentable or unpatentable), materials, methods, formulas and formulations, processes, drawings, specifications, designs, test data, concepts, ideas, knowledge, data, marketing plans, business strategies, sales figures, sales forecasts, financial information, prices, costs, and business practices, and all writing of a Party or its representatives derived from or based on the foregoing.  The Parties also agree to keep in confidence all ADMA testing lab locations and key ADMA personnel involved with the development of and manufacturing of the Product.  Confidential Information shall include all information in connection with this Agreement disclosed in writing and identified as being confidential or disclosed orally and reduced to writing within thirty (30) days of oral disclosure and identified as being confidential, or any other information that by its nature or context is clearly confidential or proprietary, whether or not so identified, except any portion thereof which:  (i) is known to the recipient before receipt thereof under this Agreement as documented by written records; (ii) is disclosed in good faith to the recipient after acceptance of this Agreement by a third person lawfully in possession of such information and not under an obligation of non-disclosure; (iii) is or becomes part of the public domain through no fault of the recipient; or (iv) is disclosed by law or regulation or in response to a valid order of a court or other governmental body, but only to the extent of and for the purpose of such law, regulation or order, and only if the recipient first notifies the other Party of the required disclosure and permits the other Party, at its expense, to seek an appropriate legal remedy to maintain the Confidential Information in secret.  BPC’s officers’ acknowledge that it may become aware of material, non-public information concerning ADMA in the course of the discussions and negotiations contemplated herein.  Accordingly, BPC’s officers agree not to: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any trading of any securities (or beneficial ownership thereof) of ADMA; (ii) disclose or “tip” material non-public information concerning ADMA to any person or entity; (iii) give trading advice of any kind to any person or entity concerning ADMA; or (iv) subject to Section 9.10 of this Agreement, except with the prior written consent of ADMA, take any action that might force ADMA to make a public announcement under applicable securities laws.

6.2           Trademarks.

(a)           Each Party hereby acknowledges that it does not have, and shall not acquire, any interest in any of the other Party’s trademarks or trade names unless otherwise expressly agreed in writing by the Parties.

(b)           Each Party agrees not to use any trade names or trademarks of the other Party, except as specifically authorized by the other Party in writing both as to the names or marks which may be used and as to the manner and prominence of use.

6.3           Injunctive Relief.  The Parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any provisions of this Article 6 by either Party or its employees, agents, officers or directors or any other person acting in concert with it or on its behalf.  Accordingly, each Party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 6, without any requirement to post a bond.

6.4           Survival.  The provisions of this Article 6 shall survive for a period of ten (10) years following expiration or termination of this Agreement for any reason.

ARTICLE 7.  INDEMNIFICATION

7.1           Indemnification by BPC.  BPC agrees to defend, indemnify and hold ADMA, and its and their respective directors, officers, employees, and agents harmless against any and all claims, demands, suits, losses, judgments, liabilities, damages, costs, fees (including but not limited to reasonable attorneys’ fees), and expenses resulting solely from or arising out of (a) any breach by BPC of this Agreement; (b) violations of any applicable law or regulation by BPC; (c) claims for personal injury, illness, death, or property damage attributable to the manufacture of the Product by BPC; or (d) any alleged or actual infringement, misappropriation or violation of any third party intellectual property rights relating to the manufacturing process or BPC technology provided by BPC under the Agreement; provided, however, that BPC shall have no indemnification obligations with regard to any matter arising out of the breach of this Agreement by ADMA or ADMA’s negligence or willful misconduct.  Additionally, BPC agrees to defend, indemnify and hold ADMA, and its and their respective directors, officers, employees, and agents harmless against any and all claims, suits, losses, judgments, liabilities, damages, costs, fees (including but not limited to reasonable attorneys’ fees), and expenses resulting solely from or arising out of the sale of the By-Products.

7.2           Indemnification by ADMA.  ADMA agrees to defend, indemnify and hold BPC and its and their respective directors, officers, employees, and agents harmless against any and all claims, suits, losses, judgments, liabilities, damages, costs, fees (including but not limited to reasonable attorneys’ fees), and expenses resulting from or arising out of (a) any breach by ADMA of this Agreement; (b) violations of any applicable law or regulation by ADMA; (c) claims for personal injury, illness, death, or property damage attributable to the marketing, sale, or distribution of the Finished Product by ADMA; or (d) a Finished Product recall for which ADMA is responsible pursuant to Section 2.9; provided, however, that ADMA shall have no indemnification obligations with regard to any matter arising out of the breach of this Agreement by BPC or BPC’s negligence or willful misconduct.

7.3           Procedures.  Any Party (the “Indemnitee”) that intends to claim indemnification under this Article 7 shall promptly notify the other Party (the “Indemnitor”) of any loss, claim, damage, liability, or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties.  The indemnity agreement in this Article 7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably.  The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action shall not relieve the Indemnitor of any liability to the Indemnitee under this Article 6, except to the extent that the Indemnitor is prejudiced by such delay.  The Indemnitee and its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any loss, claim, damage, liability, or action covered by this Article 6.  In the event that the Indemnitee claims indemnity from the Indemnitor and the Indemnitor is finally held liable to indemnify the Indemnitee, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys’ fees incurred by the Indemnitee in establishing its claim for indemnity.

7.4           Insurance.  ADMA and BPC shall each be required to maintain general and product liability insurance in an amount of at least [***] prior to FDA approval of the Finished Product, and in an amount of at least [***] after FDA approval of the Finished Product; and each shall provide to the other, upon request, written certification of such coverage.  Before commencing any work hereunder, the Parties shall furnish certificates evidencing the insurance required by this Section.  All such insurance policies obtained by a Party shall name the other Party and its parents, affiliates and subsidiaries and its and their employees and agents as additional insured parties.  It is understood that such insurance will not be construed to limit a Party’s liability with respect to its indemnification obligations under Article 7.  Each Party will provide to the other Party upon request a certificate evidencing the insurance the Party is required to obtain and keep in force under this Article 7.  Such certificate will provide that such insurance will not expire without renewal or be cancelled or modified without at least thirty (30) days’ prior notice to the other Party.

7.5           Limitation of Liability.  EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS AND CONFIDENTIALITY OBLIGATIONS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES HOWEVER CAUSED, REGARDLESS OF THE FORM OF ACTION, WHETHER FOR BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY, INFRINGEMENT OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, DAMAGES BASED ON WILLFULNESS, LOSS OF PROFITS, LOST REVENUES, OR LOSS OF BUSINESS OPPORTUNITY), AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR KNEW OF THE POSSIBILITY OF SUCH DAMAGES.  THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

7.6           AGGREGATE DAMAGES FOR WHICH EITHER PARTY SHALL BE LIABLE TO THE OTHER, SHALL NOT EXCEED [***], UNLESS DEEMED TO BE CAUSED DUE TO THE , GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY.

ARTICLE 8.  TERM AND TERMINATION

8.1           Term.  Subject to Section 8.2, the term of this Agreement shall be for a period of ten (10) years from January 1, 2013, renewable for two (2) additional five (5) year periods if both parties agree, provided that each Party agrees that it will endeavor, in good faith, to conclude any negotiations relating to such renewals no less than [***] before the expiration of this Agreement.  The parties agree to begin such negotiations no less than [***] prior to the expiration of this Agreement.  The parties agree that in the event of a Change of Control (as defined below) of BPC, Parent or ADMA this Agreement shall survive and continue in full force and effect and be binding upon any successor to the business of the surviving entity.

8.2           Termination.  This Agreement may be terminated by either Party (a) by reason of a material breach if the breaching Party fails to remedy such breach within one hundred twenty (120) days after the non-breaching Party has given the breaching Party written notice of such breach, (b) upon bankruptcy, insolvency, dissolution, or winding up of the other Party, or (c) if the other Party is unable to fulfill its obligations hereunder for a period of one hundred twenty (120) consecutive days or more by reason of an event described in Section 8.2(a) or (b).  For purposes of this Agreement, a material breach under this Agreement includes observations identified during ADMA's initial audit of BPC's facility that would cause the Facility to be deemed unsuitable for manufacture of the Product.  For the purpose of clarity, nothing in this Section 8.2 will remove ADMA’s obligation to make accrued and unpaid Royalty Payments up to the Maximum Royalty to BPC under this Agreement.

8.3           Survival.  Expiration or termination of this Agreement shall not affect any accrued rights or obligations (including any payment obligations set forth herein). The provisions of Articles 6 and 7 (solely to the extent relating to (i) matters occurring prior to the date of termination, and/or (ii) those matters that expressly survive termination under this Section 8.3) and Section 2.5(d), 2.6, 2.7(d) (solely with respect to the first sentence of Section 2.7(d)), 2.10 (solely with respect to Product produced by BPC for ADMA), 4.5, 9.6, 9.7, 9.8, 9.9, 9.11, 9.13, and 9.15 shall survive the expiration or termination of this Agreement for any reason..

8.4           Effect of Termination, Cancellation or Expiration.  Termination, cancellation or expiration of this Agreement through any means and for any reason shall not relieve the Parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement.  Upon cancellation, expiration or termination of this Agreement, BPC shall supply and ADMA shall purchase the quantity of Lots of Product previously ordered by ADMA pursuant to written purchase orders, initial term in accordance with the terms of this Agreement, but thereafter neither Party shall be obligated to the other Party to supply or purchase any additional quantities of Product hereunder.

8.5           Change of Control.  For purposes of this Agreement, the term “Change of Control” shall mean the effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only ADMA, BPC or Parent, as applicable, and one or more of their respective subsidiaries are parties) pursuant to which ADMA, BPC or Parent, as applicable, (a) becomes a subsidiary of another entity; (b) is merged or consolidated with or into another entity; (c) engages in an exchange of shares with another entity; or (d) transfers, sells or otherwise disposes of all or substantially all of its assets to a single purchaser or a group of purchasers.  A Change of Control shall not include a transaction or series of transactions if the stockholders of ADMA, BPC or Parent, as applicable, immediately prior to such transaction or series of transactions own, immediately after giving effect to such transaction or transactions, a majority of the voting capital stock of the successor or surviving entity.

ARTICLE 9.  GENERAL PROVISIONS

9.1           Facility Modifications.  In the event of any Facility modifications resulting from mandatory changes in industry standards, FDA regulatory requirements and/or cGMP, if such Facility modifications do not relate solely to ADMA’s Product, ADMA shall bear no cost for such modifications, subject to Section 3.2.  BPC agrees to maintain the Facility in accordance with industry standards and FDA, cGMP and other applicable regulations during the term of this Agreement.

ADMA may, from time to time, request BPC to make other changes in the BPC processes or to the Product Specifications, etc., including additional testing, which are not the result of changes in industry or regulatory standards.  ADMA must submit requests for such changes in writing to BPC.  BPC shall not unreasonably withhold its consent to any such changes.  Any such ADMA requested change(s) which result in increased costs to BPC shall be reflected in adjusted pricing, to be mutually agreed upon by the Parties in good faith.

9.2           By-Products.  [***] for By-Products manufactured and obtained [***].  Under no circumstances will [***].

9.3           Yield [***]. [***] acknowledges that [***]. The parties agree that [***] will be provided [***], provided that [***].

9.4           Force Majeure.  Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or be in breach of this Agreement for any delay or failure to perform any obligation under this Agreement (other than a failure to pay money) when such delay or failure to perform is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, flood, embargo, war, act of war (whether war is declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God, omission or delay in acting by any governmental authority or the other Party; provided, however, that the affected Party shall provide the other Party with prompt written notice of any such delay or failure to perform and shall use commercially reasonable efforts to cure any such delay or failure to perform at the earliest practicable date.

9.5           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and either (a) delivered by hand, (b) made by facsimile transmission, (c) sent by recognized overnight courier, or (d) sent by registered or certified mail, return receipt requested, postage prepaid.

If to BPC:
Supply Chain
Biotest Pharmaceuticals Corporation
5800 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33487
Fax: 561-989-5800

with a copy to:
Legal Department
Biotest Pharmaceuticals Corporation
5800 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33487
Fax: 561-989-5517

If to ADMA:         Manufacturing Department
ADMA Biologics Inc.
65 Commerce Way
Hackensack, NJ 07061
Fax: 201-478-5553

with a copy to:
General Counsel
ADMA Biologics, Inc.
65 Commerce Way
Hackensack, NJ 07061

All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (a) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (b) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

9.6           Entire Agreement.  This Agreement constitutes the entire agreement between BPC and ADMA with respect to the subject matter hereof.  This Agreement supersedes any prior agreements or understandings between BPC and ADMA, whether written or oral, with respect to the subject matter hereof, except for one (1) Lot which will be manufactured pursuant to the terms and conditions of the 2006 Amendment.

9.7           Waiver Amendment.  No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision hereof.  No supplement or modification of or amendment to this Agreement shall be binding unless agreed to and executed in writing by BPC and ADMA.

9.8           Governing Law.  This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

9.9           Severability.  In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or enforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement nevertheless shall remain in full force and effect.

9.10           No Public Announcement.  Neither ADMA shall, on the one hand, nor BPC, on the other hand, shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the other Party shall be advised and the Parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and disclosure obligations of the Securities and Exchange Commission (“SEC”) or the rules of any stock exchange or NASDAQ.   Notwithstanding any contrary term contained in the confidentiality provisions of this Agreement, to the extent that either Party determines that it or the other Party is required to file or register this Agreement, a summary thereof, or a notification thereof, and/or descriptions related thereto, to comply with the requirements of an applicable stock exchange, SEC regulation, or any Governmental Authority, including the SEC, or to enable either Party to obtain debt or equity financing, such Party shall use its best efforts to provide the maximum amount of advance written notice of any such required disclosure to the other Party, to the extent practicable, with a minimum advance notice period of three (3) business days.  Prior to making any such filing, registration or notification, the Parties shall consult with respect thereto regarding confidentiality.  The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including such confidential treatment request, and shall execute all documents reasonably required in connection therewith.

9.11           Expenses; Taxes.  Except as otherwise provided herein, each Party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to the performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accounting firm.

9.12           Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

9.13           Counterparts.  This Agreement may be executed in one or more counterparts, and by different Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.14           Parties in Interest; Assignment.  This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  Other than pursuant to a sale of all or substantially all of a Party’s assets or any operation of law or change of control of a Party, neither Party may assign this Agreement or any of its rights and obligations hereunder without the other Party’s prior written consent, which may not be unreasonably withheld or delayed, except as hereinafter provided.  With notice to the other Party, either Party may, without the other Party's consent, assign this Agreement to its Affiliate.  No such assignment to an Affiliate shall relieve the assignor of its obligations and liabilities under this Agreement, all of which shall remain direct and primary in any event.

9.15           Relationship of the Parties.  The relationship of the Parties under this Agreement is that of independent contractors.  Except as expressly provided in this Agreement, neither Party shall hold itself out as an agent, legal representative, joint venture, or partner of the other Party for any purpose whatsoever.  Neither Party is authorized to make any contract, warranty, or representation by or on behalf of the other Party.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BIOTEST PHARMACEUTICALS CORPORATION

By:	/s/ Jordan Siegel
Name:	Jordan Siegel
Title:	Chief Executive Officer

ADMA BIOLOGICS INC.

By:	/s/ Adam Grossman
Name:	Adam Grossman
Title:	Chief Executive Officer

   EXHIBIT A:  QUALITY AGREEMENT

[To be negotiated]

EXHIBIT B:  SPECIFICATIONS

Biotest Pharmaceuticals Corporation	Product Spec No.: [***]	Rev.: 1	Page: 1 of 1
Title: RI-002 Immune Globulin Intravenous (IGIV) Formulated Bulk

Product Specifications (Required Testing)

Expiration Date: [***] from formulated bulk fill date

TEST	SOP #	SPECIFICATION
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]

Reference Certificate of Analysis of [***]

EXHIBIT C: BULK PRODUCT SHIPPING CONTAINER SPECIFICATIONS

[To be determined]

EXHIBIT D: SAMPLE SHORT FORM CERTIFICATE OF ANALYSIS

Short Form for [***] - RI-002 Immune Globulin Intravenous (IGIV) Formulated Bulk

Part Name: RI-002 Immune Globulin Intravenous (IGIV) Formulated Bulk

Lot Number:	Part Number: [***]

Certificate of Analysis

Assay	SOB #	Specification	Results
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

This is to certify that this RI-002 Immune Globulin Intravenous (IGIV) Formulated Bulk was tested and found to meet all release specifications.

QA Prepared by: __________________________ QA Approved by: _________________________	Date: __________________________ Date: __________________________

[***]	Rev.: 0	Page 1 of 1

SCHEDULE A

[To be determined]